EXHIBIT 99.1

First Horizon Establishes New Reporting Segments

Provides Greater Clarity on Business Operations and Strategic Growth

MEMPHIS, Tenn., July 20, 2004 (PRIMEZONE) -- First Horizon National Corporation (NYSE:FHN), formerly First Tennessee National Corporation, announced today four new financial reporting segments: Retail/Commercial Banking, Mortgage Banking, Capital Markets and Corporate. FHN formerly reported five segments by primary brand: First Horizon, First Tennessee Banking Group, FTN Financial, Transaction Processing and Corporate. By realigning the segments along similar operations and industry classifications, the underlying business mix and growth opportunities of each of the segments are more transparent.

"This new segmentation reflects the diverse national financial services company First Horizon is today," said Ken Glass, chairman and CEO of First Horizon. "Our national expansion strategy is picking up momentum as we have enhanced our ability to generate cross-selling opportunities with targeted customers across all of our business segments. We are pleased with our progress and believe we are uniquely positioned for continued success."

The four segments, along with their operating profiles, are outlined below:

Retail/Commercial Banking

Retail/Commercial Banking consists of deposit taking, commercial and consumer lending, investments, insurance, financial planning, trust services, asset management, credit card, cash management, transaction processing and correspondent services. Retail/Commercial Banking now includes portfolio lending activities such as equity lending and construction loans originated by First Horizon Home Loans which were previously in the First Horizon segment.

There are 194 full-service financial centers in Tennessee, Virginia and Mississippi and more than 500 ATMs providing our "All Things Financial" strategy to six metro areas. Consumer lending activities have been offered to all qualifying mortgage origination customers in the 42 states we serve nationwide. As a result, consumer loans have been growing 29 percent over the last two years. Additionally, commercial construction lending activities have been growing 22 percent as we have expanded into 25 metropolitan areas across the country. Wealth management and small business lending centers have begun their national expansion initiatives, reaching 12 and eight markets respectively. Continued growth in these initiatives will enable First Horizon to continue to serve more metropolitan markets with full-service financial centers each year and to reach dozens of markets with specialized sales forces.

Retail/Commercial Banking activities generated $274 million in revenues during the first quarter, representing 48 percent of First Horizon's total revenues and $89 million in pre-tax income, representing 50 percent of First Horizon's earnings.

Mortgage Banking

Mortgage Banking primarily consists of first lien mortgage originations and servicing. Additional activities related to the mortgage banking business include fees from appraisals, inspections, captive reinsurance, federal flood insurance, property tax payment service, credit report scoring services, and early GNMA buyout income. First Horizon Home Loans operates in 40 states across the country through approximately 1,800 relationship managers in 245 offices.

Mortgage Banking activities generated $163 million in revenues during the first quarter, representing 29 percent of First Horizon's total revenues and $62 million in pre-tax income, representing 34 percent of First Horizon's earnings.

Capital Markets

Capital Markets is a full-service brokerage operation focused on institutional investors. Traditionally, depository institutions have composed the majority of our customer base; however, recently mutual funds, municipalities, foundations and other money managers have become an increasingly larger percentage of the business. Revenues from other fee sources includes fee income from activities such as investment banking, equity research, portfolio advisory and the sale of Bank Owned Life Insurance. Capital Markets has offices in Memphis, New York, Chicago, Boston, Charlotte, Phoenix, Los Angeles, Dallas, Mobile, Kansas City, Cleveland and Nashville.

Capital Markets activities generated $120 million in revenues during the first quarter, representing 21 percent of First Horizon's total revenues and $31 million in pre-tax income, representing 17 percent of First Horizon's earnings.

Corporate

Corporate consists of executive management, enterprise-wide risk management, corporate finance, corporate communications and legal. Additionally, this segment now includes the funding function for the corporation and any impact from balance sheet positioning.

Corporate activities generated $11 million in expenses during the first quarter, representing 3 percent of First Horizon's total expenses and $2 million in net pre-tax loss.

About First Horizon

The 12,000 employees of First Horizon National Corp. (NYSE:FHN) provide financial services to individual and business customers through hundreds of offices located in more than 40 states. The corporation' s three major brands -- FTN Financial, First Horizon Home Loans and First Tennessee -- provide customers with a broad range of products and services including:

  --  Capital Markets, with one of the nation's top underwriters of U.S. government agency securities

  --  Mortgage Banking, with one of the nation's top 15 mortgage originators and servicers, which earned a top-10 ranking
      in customer satisfaction from J.D. Power and Associates

  --  Retail/Commercial Banking, with the largest market share in Tennessee and one of the highest customer retention
      rates of any bank in the country

FHN companies have been recognized as some of the nation's best employers by AARP, Working Mother, Business Week and Fortune magazines. FHN also was named one of the nation's 100 best corporate citizens by Business Ethics magazine. More information can be found at www.FirstHorizon.com.

 BUSINESS SEGMENT INFORMATION
 (unaudited)
 ------------------------------------------------------------------
 (Thousands)               1Q04            4Q03            3Q03
                       ------------    ------------    ------------
 Total Consolidated

 Net interest income   $    196,009    $    196,442    $    214,156
 Provision                   14,229          15,392          16,355
 Noninterest income         370,125         386,558         392,349
 Noninterest expense        371,976         382,004         409,934
                       ------------    ------------    ------------
    Pre-tax income          179,929         185,604         180,216
 Income taxes                60,658          67,959          61,933
                       ------------    ------------    ------------
 Net income            $    119,271    $    117,645    $    118,283
                       ============    ============    ============
 Average assets        $ 24,894,010    $ 24,630,536    $ 27,436,834
                       ------------    ------------    ------------

 Retail/Commercial
 Banking

 Net interest income   $    158,102    $    157,888    $    153,814
 Provision                   14,249          15,333          16,319
 Noninterest income         115,982         130,998         105,390
 Noninterest expense        170,402         186,280         175,347
                       ------------    ------------    ------------
    Pre-tax income           89,433          87,273          67,538
 Income taxes                27,911          31,953          21,420
                       ------------    ------------    ------------
 Net income            $     61,522    $     55,320    $     46,118
                       ============    ============    ============
 Average assets        $ 15,778,571    $ 15,169,385    $ 14,447,050
                       ------------    ------------    ------------

 Mortgage Banking

 Net interest income   $     32,400    $     31,232    $     61,819
 Provision                      (20)             59              36
 Noninterest income         130,842         131,608         155,875
 Noninterest expense        101,486          95,020         115,191
                       ------------    ------------    ------------
    Pre-tax income           61,776          67,761         102,467
 Income taxes                22,676          25,870          37,774
                       ------------    ------------    ------------
 Net income            $     39,100    $     41,891    $     64,693
                       ============    ============    ============
 Average assets        $  4,619,952    $  4,663,611    $  7,894,688
                       ------------    ------------    ------------

 Capital Markets

 Net interest income   $        291    $        654    $      1,028
 Noninterest income         119,273         119,979         124,092
 Noninterest expense         88,806          84,879          90,762
                       ------------    ------------    ------------
    Pre-tax income           30,758          35,754          34,358
 Income taxes                11,776          13,107          12,906
                       ------------    ------------    ------------
 Net income            $     18,982    $     22,647    $     21,452
                       ============    ============    ============
 Average assets        $  1,597,700    $  1,938,906    $  2,455,052
                       ------------    ------------    ------------

 Corporate

 Net interest income   $      5,216    $      6,668    $     (2,505)
 Noninterest income           4,028           3,973           6,992
 Noninterest expense         11,282          15,825          28,634
                       ------------    ------------    ------------
    Pre-tax income           (2,038)         (5,184)        (24,147)
 Income taxes                (1,705)         (2,971)        (10,167)
                       ------------    ------------    ------------
 Net income            $       (333)   $     (2,213)   $    (13,980)
                       ============    ============    ============
 Average assets        $  2,897,787    $  2,858,634    $  2,640,044
                       ------------    ------------    ------------

 BUSINESS SEGMENT INFORMATION
 (unaudited)
 ------------------------------------------------------------
 (Thousands)                       2Q03              1Q03
                               ------------      ------------
 Total Consolidated

 Net interest income           $    200,906      $    194,280
 Provision                           27,501            27,450
 Noninterest income                 446,499           442,178
 Noninterest expense                448,370           427,364
                               ------------      ------------
    Pre-tax income                  171,534           181,644
 Income taxes                        53,182            62,615
                               ------------      ------------
 Net income                    $    118,352      $    119,029
                               ============      ============
 Average assets                $ 25,111,850      $ 23,315,468
                               ------------      ------------

 Retail/Commercial
 Banking

 Net interest income           $    144,021      $    141,108
 Provision                           27,913            25,565
 Noninterest income                 108,561            97,940
 Noninterest expense                178,473           169,034
                               ------------      ------------
    Pre-tax income                   46,196            44,449
 Income taxes                         7,986            13,231
                               ------------      ------------
 Net income                    $     38,210      $     31,218
                               ============      ============
 Average assets                $ 13,785,192      $ 13,088,150
                               ------------      ------------

 Mortgage Banking

 Net interest income           $     54,053      $     43,500
 Provision                             (412)            1,885
 Noninterest income                 176,325           200,440
 Noninterest expense                127,026           129,007
                               ------------      ------------
    Pre-tax income                  103,764           113,048
 Income taxes                        38,293            41,804
                               ------------      ------------
 Net income                    $     65,471      $     71,244
                               ============      ============
 Average assets                $  7,061,986      $  6,147,618
                               ------------      ------------

 Capital Markets

 Net interest income           $      1,750      $      2,189
 Noninterest income                 160,389           141,327
 Noninterest expense                117,324           103,837
                               ------------      ------------
    Pre-tax income                   44,815            39,679
 Income taxes                        16,720            15,062
                               ------------      ------------
 Net income                    $     28,095      $     24,617
                               ============      ============
 Average assets                $  1,899,032      $  1,661,233
                               ------------      ------------
 Corporate

 Net interest income           $      1,082      $      7,483
 Noninterest income                   1,224             2,471
 Noninterest expense                 25,547            25,486
                               ------------      ------------
    Pre-tax income                  (23,241)          (15,532)
 Income taxes                        (9,817)           (7,482)
                               ------------      ------------
 Net income                    $    (13,424)     $     (8,050)
                               ============      ============
 Average assets                $  2,365,640      $  2,418,467
                               ------------      ------------

 Certain previously reported amounts have been reclassified
 to agree with current presentation.

CONTACT:  First Horizon National Corporation
          Financial: Mark Yates
          (901) 523-4068

          Media: Kim Cherry
          (901) 523-4726